Exhibit 5.1

David M. Strauss Attorney at Law	David M. Strauss, P.C. P.O. Box 534 Majuro, MH 96960 (Marshall Islands) Phone: (692) 625-3391 Fax: (692) 625-3398 email: dstrauss48@gmail.com

January 29, 2015

Cambridge Holdco, Inc.

Cambridge Capital Acquisition Corporation

525 South Flagler Drive, Suite 201

West Palm Beach, FL 22401

Re:        Cambridge Holdco, Inc. (the “Company”)

Gentlemen,

I am licensed to practice law in the Republic of the Marshall Islands (the “Marshall Islands”), and am a member and in good standing of the Bar of the Marshall Islands. I have acted as special Marshall Islands legal counsel to the Company, a Marshall Islands non-resident domestic corporation, in connection with the Company’s Registration Statement on Form S-4 (File No. 333-201199) (as hereafter amended or supplemented, the “Registration Statement”) as filed publicly with the United States Securities and Exchange Commission (the “Commission”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), 15,322,125 common shares of the Company, each having a par value of $0.0001 (the “Company Shares”), issuable upon consummation of the merger of (i) Cambridge Capital Acquisition Corporation (“Cambridge”) with and into the Company, with Company surviving as the public company (the “Cambridge Merger”), and (2) Cambridge Merger Sub, Inc. (“Merger Sub”) with and into Parakou Tankers, Inc. (“Parakou”), with Parakou surviving and becoming the wholly-owned subsidiary of the Company (the “Parakou Merger” and, together with the Cambridge Merger, the “Mergers”), pursuant to the Business Combination Agreement, dated as of December 1, 2014, by and among Cambridge, the Company, Merger Sub, Parakou and, solely for the purposes of certain sections thereof, Mr. Por Liu (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purpose of giving this opinion, I have examined and relied upon the documents listed herein and made such inquiries as to questions of Marshall Islands law as I deemed necessary in order to render the opinion set forth below.

In connection with this opinion I have examined: (i) a copy of the Registration Statement and the proxy statement/prospectus to which the Registration Statement relates; (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the Bylaws of the Company, as amended to date and currently in effect; (iv) the form of the Amended and Restated Articles of Incorporation of the Company to be in effect as of the effective time of the Mergers contemplated under the Merger Agreement; (v) the Merger Agreement; and (vi) certain resolutions of the Board of Directors of the Company relating to the approval of the Merger Agreement and the Mergers, including the issuance of the Company Shares, and related matters. I have also examined originals or copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

Assumptions

I have assumed (without making any investigation thereof):

1. The genuineness and authenticity of all copies (whether or not certified) examined by me and the authenticity and completeness of the originals from which such copies were taken;

2. That each of the documents that was received by electronic means is complete, intact, and in conformity with the transmission as sent;

3. The accuracy and completeness of all factual representations (except for facts that are the subject of my opinion herein) made in the Registration Statement and other documents reviewed by me, and that such representations have not since such review been materially altered;

4. That, except as referred to herein, there is no provision of the law in any jurisdiction, other than the Marshall Islands, which would have any implication in relation to the opinion expressed herein;

5.	That the Registration Statement will become effective under the Securities Act prior to the Mergers; and

6.	That the Mergers will be completed in accordance with the Merger Agreement.

Reservations

The opinion set forth herein is limited to the laws of the Marshall Islands. I express no opinion as to matters governed by, or the effect or applicability of, any laws of any jurisdiction other than the current laws and practices of the Marshall Islands which are in effect as of the date of this opinion.

The opinion expressed herein is subject to the constitutionality and continued validity of all Marshall Islands laws relied upon in connection therewith.

Opinion

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that (a) upon payment for and delivery of the Company Shares as contemplated by the Merger Agreement, the Company Shares will be duly authorized, validly issued, fully paid, and non-assessable and (b) the discussion contained in the Registration Statement under the heading “Tax Consequences of the Mergers—Marshall Islands Tax Considerations,” insofar as it relates to matters of law and legal conclusions, is correct in all material respects.

Disclosure

This opinion is addressed to you in connection with the Registration Statement and is not to be relied upon in respect of any other matter. I authorize the Company to file this opinion as Exhibit 5.1 to the Registration Statement and consent to the reference to me in the Registration Statement, without admitting that I am an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Sincerely,

/s/ David M. Strauss

David M. Strauss

David M. Strauss, P.C.

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